UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2016

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom

W6 8BS

(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

On May 16, 2016, Liberty Global plc (“Liberty Global”) completed its previously announced acquisition (the “Acquisition”) of all of the outstanding ordinary shares (the “Acquired Shares”) of Cable & Wireless Communications Plc (re-registered as Cable & Wireless Communications Limited, a private company, “CWC”) by means of a court-sanctioned scheme of arrangement under English law (the “Scheme”). For the purposes of the Acquisition, a new financing arrangement was entered into, the description of which has been provided below.

New Financing Arrangement

On May 17, 2016, Sable International Finance Limited (“Sable”) and Coral-US Co-Borrower LLC (“US Borrower”) acceded as borrowers and assumed obligations under the credit agreement dated May 16, 2016 (“Credit Agreement”) between LGE Coral Holdco Limited and The Bank of Nova Scotia as the administrative agent, the L/C Issuer and the Swing Line Lender, FirstCaribbean International Bank (Bahamas) Limited, BNP Paribas Fortis SA/NV and Royal Bank of Canada as Alternative L/C Issuer and other lenders party thereto.

Pursuant to the Credit Agreement, the lenders have agreed to provide (i) term B-1 loans to the US Borrower in an amount equal to $440 million (“TLB-1”), (ii) term B-2 loans to the US Borrower in an amount equal to $360 million (“TLB-2”) and (iii) revolving credit loans to the borrowers in an amount of up to $570 million (the “Revolving Credit Loans”).

TLB-1 and TLB-2 are repayable at maturity. The maturity date with respect to both TLB-1 and TLB-2 is December 31, 2022 and with respect to the Revolving Credit Loans is July 31, 2021.

A portion of the amounts borrowed under TLB-1 were used to repay existing debt of the CWC group under its revolving credit facilities and related fees and expenses. In addition, the Revolving Credit Loans are expected to be drawn to redeem the $400 million existing 8 3⁄4% senior secured notes of Sable due 2020 (the “2020 Senior Secured Notes”). TLB-2 is expected to be drawn to fund a special dividend to shareholders of CWC in connection with the Acquisition and to pay fees and expenses related to the Acquisition. The remaining proceeds from TLB-1, TLB-2 and the Revolving Credit Loans will be used for general corporate purposes.

TLB-1 and TLB-2 bear interest at LIBOR plus 4.75% and are subject to a LIBOR floor of 0.75%. The Revolving Credit Loans bear interest at LIBOR plus 3.50% and have a fee on unused commitments of 0.50%.

The Credit Agreement requires that Sable, the US Borrower and certain other subsidiaries of CWC guarantee the payment of all obligations under the Credit Agreement, and the shares of each Guarantor and certain other subsidiaries of CWC are required to be pledged to secure the payment of such obligations.

In addition to mandatory prepayments which must be made for certain disposal proceeds (subject to certain conditions), a majority of the lenders may, by providing not less than 30 business days’ notice following the occurrence of a change of control in respect of Cable & Wireless Limited, cancel their commitments and declare all outstanding loans under the Credit Agreement due and payable.

The Credit Agreement includes a financial maintenance covenant in favor of the revolving credit lenders that requires the CWC group to maintain a consolidated senior secured net leverage ratio of no more than 4.00 to 1.00, provided that such covenant is only tested if greater than 33.33% of the aggregate revolving credit loans is drawn on the last day of the relevant test period.

The Credit Agreement contains certain customary events of default, the occurrence of which, subject to certain exceptions and materiality qualifications, would allow the lenders to (a) cancel the total commitments, (b) accelerate all outstanding loans and terminate their commitments thereunder and/or (c) declare that all or part of the loans be payable on demand and/or (d) cash collaterize the L/C obligations (in an amount equal to the then outstanding amount thereof). The Credit Agreement contains certain representations and warranties customary for facilities of this type, which are subject to exceptions, baskets and materiality qualifications.

The Credit Agreement restricts the ability of Cable & Wireless Limited and its restricted subsidiaries to, among other things, incur or guarantee certain financial indebtedness; make certain restricted payments; make certain disposals and acquisitions; and create certain security interests over their assets. In each case, these restrictions are subject to exceptions and baskets.

The Credit Agreement also requires Cable & Wireless and its restricted subsidiaries to observe certain affirmative undertakings or covenants, which are subject to materiality and other customary and agreed exceptions.

The Credit Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Existing Financing Arrangements

In addition to the Credit Agreement, the existing material financing arrangements of CWC group after giving effect to the Acquisition and the related transactions (including redemption of the 2020 Senior Secured Notes) consist of:

Columbus Senior Notes

Columbus International Inc. (“Columbus”) issued its $1,250 million 7.375% senior notes (the “Columbus Senior Notes”) due 2021 pursuant to an indenture dated as of March 31, 2014 among Columbus, the guarantors party thereto and The Bank of New York Mellon, as trustee (as amended and supplemented the “Columbus Indenture”).

Interest on the Columbus Senior Notes accrues at a rate of 7.375% per annum and is payable semi-annually in arrears on each March 30 and September 30.

The Columbus Senior Notes are senior unsecured and unsubordinated obligations of Columbus and rank equally with Columbus’ existing and future senior unsecured indebtedness. The Columbus Senior Notes rank senior in right of payment to any and all of Columbus’ existing and future indebtedness that is expressly subordinated in right of payment to the Columbus Senior Notes, rank equally in right of payment with all of Columbus’ existing and future indebtedness that is not subordinated in right of payment to the Columbus Senior Notes, are effectively subordinated to certain obligations of Columbus that benefit from priority of payment under applicable law and are structurally junior to any indebtedness of the non-guarantors.

The Columbus Senior Notes are unconditionally guaranteed by the guarantors under the Columbus Indenture on an unsecured basis.

The terms of the Columbus Senior Notes restrict the manner in which Columbus’ business is conducted, including, without limitation, actions in respect of incurrence of additional indebtedness, making restricted payments, the issuance of guarantees, the creation of liens, sale and leaseback transactions and mergers, consolidations and sales of assets. Each of these covenants is subject to significant exceptions and qualifications.

Columbus may redeem some or all of the Columbus Senior Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest thereon and Additional Amounts (as defined in the Columbus Indenture), if any, to the applicable redemption date, if redeemed during the twelve-month period commencing on March 30, 2018 of the years set forth below:

Year	Redemption Price Columbus Senior Notes
2018	103.688%
2019	101.844%
2020	100.000%

In addition, Columbus may redeem all, but not less than all, of the Columbus Senior Notes at a price equal to their principal amount plus accrued and unpaid interest upon the occurrence of certain changes in tax law.

In addition, the Columbus Indenture imposes certain requirements as to future subsidiary guarantors and contains certain customary events of default.

Sable Senior Notes

Sable issued its $750 million 6.875% senior notes (the “Sable Senior Notes”) due 2022 pursuant to an indenture dated as of August 5, 2015 among CWC, Sable, the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), (as amended and supplemented by the First Supplemental Indenture referred to below, the “Sable Indenture”).

Interest on the Sable Senior Notes accrues at a rate of 6.875% per annum and is payable semi-annually in arrears on each February 1 and August 1.

The Sable Senior Notes are senior unsecured and unsubordinated obligations of Sable and rank equally with Sable’s existing and future senior unsecured indebtedness. The Sable Senior Notes rank senior in right of payment to any and all of Sable’s existing and future indebtedness that is expressly subordinated in right of payment to the Sable Senior Notes, rank equally in right of payment with all of Sable’s existing and future indebtedness that is not subordinated in right of payment to the Sable Senior Notes, are effectively subordinated to certain obligations of Sable that benefit from priority of payment under applicable law and are structurally junior to all existing and future indebtedness and other liabilities of CWC’s current and future subsidiaries that are not required to guarantee the Sable Senior Notes (including, the Columbus Senior Notes).

The Sable Senior Notes are guaranteed by the guarantors under the Sable Indenture on an unsecured basis.

The terms of the Sable Senior Notes restrict the manner in which Sable’s business is conducted, including, without limitation, actions in respect of incurrence of additional indebtedness, making restricted payments, the issuance of guarantees, the creation of liens, sale and leaseback transactions and mergers, consolidations and sales of assets. Each of these covenants is subject to significant exceptions and qualifications.

Sable may redeem some or all of the Sable Senior Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest thereon and Additional Amounts (as defined in the Sable Indenture), if any, to the applicable redemption date, if redeemed during the twelve-month period commencing on August 1, 2018 of the years set forth below:

Year	Redemption Price Sable Senior Notes
2018	105.156%
2019	103.438%
2020	101.719%
2021 and thereafter	100.000%

In addition, Sable may redeem all, but not less than all, of the Sable Senior Notes at a price equal to their principal amount plus accrued and unpaid interest upon the occurrence of certain changes in tax law.

In addition, the Sable Indenture imposes certain requirements as to future subsidiary guarantors and contains certain customary events of default.

The First Supplemental Indenture, dated as of November 23, 2015 (the “Sable First Supplemental Indenture”), among CWC, Sable, the other guarantors party thereto and the Trustee was entered into in connection with the Acquisition. The Sable First Supplemental Indenture provides for, among other things, a waiver of any obligation of

Sable to repurchase the Sable Senior Notes as a result of the Acquisition and any and all defaults that may arise as a result of the Acquisition. In addition, the Sable First Supplemental provides for certain amendments, including (i) amendments to the manner in which Adjusted Consolidated EBITDA and the Adjusted Total Leverage Ratio (each as defined in the Sable Indenture) are calculated, (ii) amendments to allow for the incurrence of subordinated shareholder loans, (iii) amendments to the definition of Change of Control and related definitions to account for the Acquisition and (iv) an amendments to allow for restricted payments if the CWC group is in compliance with a specified Adjusted Total Leverage Ratio.

The Columbus Indenture, as amended and supplemented, is attached hereto as Exhibits 4.2 and 4.3 and the Sable Indenture, as amended and supplemented, are attached hereto as Exhibits 4.4 and 4.5, and each of which are incorporated herein by reference. The foregoing descriptions of the Columbus Senior Notes and the Sable Senior Notes are qualified in their entirety by reference to the full text thereof set forth in aforementioned respective exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

Additionally, as consideration for the Acquisition, Liberty Global issued an aggregate of 31,607,008 Liberty Global Class A ordinary shares, 77,379,774 Liberty Global Class C ordinary shares, 3,648,513 LiLAC Class A ordinary shares and 8,939,316 LiLAC Class C ordinary shares (collectively, the “Issued Shares”). In addition, shareholders of CWC immediately prior to the Acquisition are entitled to receive a dividend from CWC of 3 pence per CWC share. Based on the closing trading prices of Liberty Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares and the foreign exchange spot rate of May 13, 2016, the last trading day prior to the completion of the Acquisition, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the Acquired Shares of approximately £3.26 billion, or $4.68 billion.

The Issued Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof based on the sanction of the terms and conditions of the Scheme by the High Court of Justice, Chancery Division (Companies Court) in England and Wales (the “High Court”). The Scheme was sanctioned by the High Court on May 11, 2016.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the section entitled “Information about the CWC Acquisition” contained in the definitive proxy statement of Liberty Global with respect to the Acquisition filed with the Securities and Exchange Commission on March 14, 2016, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Name

4.1	Credit Agreement dated May 16, 2016 among LGE Coral Holdco Limited, Sable International Finance Limited, Coral-US Co-Borrower LLC, The Bank of Nova Scotia as Administrative Agent and L/C Issuer and Swing Line Lender and FirstCaribbean International Bank (Bahamas) Limited, BNP Paribas Fortis SA/NV and Royal Bank of Canada as Alternative L/C Issuers.

4.2	Indenture dated March 31, 2014 among Columbus International Inc., The Bank of New York Mellon as Trustee and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Transfer Agent and Paying Agent.

4.3	First Supplemental Indenture dated March 10, 2015 among Columbus International Inc. and The Bank of New York Mellon as Trustee.

4.4	Indenture dated August 5, 2015 among Sable International Finance Limited as Issuer, Deutsche Bank Trust Company Americas as Trustee, Principal Paying Agent, Registrar and Transfer Agent and Deutsche Bank Luxembourg, S.A. as Luxembourg Paying Agent and (Regulation S) Transfer Agent.

4.5	First Supplemental Indenture dated November 23, 2015 among Sable International Finance Limited as Issuer and Deutsche Bank Trust Company Americas as Trustee, Principal Paying Agent, Registrar and Transfer Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

	By:	/s/ RANDY LAZZELL
Randy Lazzell
Vice President

Date: May 20, 2016